EXHIBIT 99.1

National Bank Holdings Corporation Announces
Retirement of Tom Metzger and Appointment of New Bank Midwest Market President

Company Release – November 18, 2015

GREENWOOD VILLAGE, Colo. --(PR Newswire)-- National Bank Holdings Corporation (NYSE: NBHC) announced today that Tom Metzger, the Company’s Chief of Enterprise Technology & Integration and Market President for the Bank Midwest division, is retiring from the Company as of December 18, 2015. Mr.  Metzger will plan to serve as Emeritus Vice Chairman for Bank Midwest through 2016.

Tim Laney, the Company’s Chief Executive Officer, said, “We greatly appreciate Tom’s contributions to this company as a founding executive, in particular his leadership in our Kansas City market. As a founder, Tom has taken on multiple roles within our company and has been a key contributor in building our foundation for success.”

“I have taken great pride as a co-founder of this company and am truly amazed at what we have been able to accomplish in the last five plus years,” said Mr. Metzger. “At this stage of the company’s life, I believe it is now time for me to move on to the next phase of my life and the opportunities it will bring. I am optimistic about the company’s future and look forward to my continued involvement as Emeritus Vice Chairman for Bank Midwest.”

The Company also announced that Whitney Bartelli, the Company’s Chief Marketing Officer, will assume the role of Market President for the Bank Midwest division. Tim Laney said, “Whitney brings together the partnership of our various business leaders to serve our greater Kansas City market.  Her strong focus on marketing, communications, product development and corporate social responsibility will help ensure that we continue building our culture of delivering consistent common sense solutions for our clients, an excellent work environment for our associates and investing in our communities.”

Prior to joining the Company, Whitney led Brand Strategy & Management for the retail division of Bank of America, served in Brand Management and Corporate Partnership leadership roles at Kansas City-based American Century Investments, as well as led business development and account management teams for Kansas City-based agencies, Barkley and Kuhn & Wittenborn Advertising. She has been an active member of the Kansas City community since 1990.

Zsolt Besskó, the Company’s Chief Administrative Officer & General Counsel, will assume leadership of the Company’s Enterprise Technology and Project Management departments.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 97 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, N.A., it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:
Analysts/Institutional Investors:
Brian Lilly, 720-529-3315
Chief Financial Officer
blilly@nationalbankholdings.com
or
Media:
Whitney Bartelli, 816-298-2203
Chief Marketing Officer
whitney.bartelli@nbhbank.com